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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 8, 2004

WJ COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-31337

DELAWARE (State or other jurisdiction of incorporation or organization)	94-1402710 (I.R.S. Employer Identification No.)
401 River Oaks Parkway, San Jose, California (Address of principal executive offices)	95134 (Zip Code)
(408) 577-6200 (Registrant's telephone number, including area code)

Item 5.    Other Events and Regulation FD Disclosure.

        On January 8, 2004, WJ Communications, Inc. (the "Company") filed a Rule 424(b)(5) preliminary prospectus supplement and accompanying preliminary prospectus with the Securities and Exchange Commission in connection with its shelf Registration Statement on Form S-3 (File No. 333-110111), containing the information attached to this Report on Form 8-K as Exhibit 99.1.

Item 7.    Financial Statements and Exhibits.

        (c)   Exhibits

    99.1
    Information from preliminary prospectus supplement.

    99.2
    Press Release dated January 8, 2004 announcing the Company's underwritten common stock offering.

    99.3
    Press Release dated January 8, 2004 announcing the Company's preliminary fourth quarter results.

Item 9.    Regulation FD Disclosure.

        On January 8, 2004 the Company issued a press release announcing its intention to offer 2 million newly issued shares of common stock and the intention of certain selling stockholders to offer 10 million currently outstanding shares of common stock in an underwritten public offering under its previously filed shelf Registration Statement on Form S-3 (File No. 333-110111) which was declared effective by the Securities and Exchange Commission on December 29, 2003. A copy of the press release is attached to this report as Exhibit 99.1.

        The press release attached as Exhibit 99.1 and the above information are being furnished under Item 9 of this Report on Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this Report on Form 8-K is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.

Item 12.    Disclosure of Results of Operations and Financial Condition.

        On January 8, 2004, the Company issued a press release announcing its preliminary fourth quarter results. A copy of the press release is attached hereto as Exhibit 99.2 and is being furnished, not filed, under Item 12 of this Report on Form 8-K.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

WJ COMMUNICATIONS, INC.
	By:	/s/ DAVID R. PULVINO David R. Pulvino Principal Accounting Officer
Dated: January 9, 2004

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SIGNATURE